As filed with the Securities and Exchange Commission on January 14, 1998


                                                      Registration No. 333-21921


                       SECURITIES AND EXCHANGE COMMISSION

                                   FORM S-3/A
                        POST-EFFECTIVE AMENDMENT NO. ONE
                                       TO
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              AMERICA ONLINE, INC.
             (Exact name of registrant as specified in its charter)

                    Delaware                           54-1322110
            (State or other jurisdiction of         (I.R.S. Employer
           incorporation or organization)          Identification No.)

                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 448-8700
             (Address, including zip code, and telephone, including
             area code, of registrant's principal executive offices)

                                 Stephen M. Case
                             Chief Executive Officer
                              America Online, Inc.
                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 448-8700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            Sheila A. Clark, Esquire
                             Deputy General Counsel
                              America Online, Inc.
                                  22000 AOL Way
                           Dulles, Virginia 20166-9323
                                 (703) 448-8700



      Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         DEREGISTRATION OF COMMON STOCK

     The Registrant hereby deregisters 9,725 shares of common stock, par value $.01 per share ("Common Stock"), previously registered pursuant to this Registration Statement. The shares of common stock deregistered hereby were not sold by holders of the Registrant's common stock in the offering which terminated on January 5, 1998 in accordance with the Plan of Distribution set forth in the Prospectus previously filed as part of this Registration Statement. As a result of this deregistration, the total number of shares registered pursuant to this Registration Statement is 367,991.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dulles, Commonwealth of Virginia on January 14, 1998.

                                        AMERICA ONLINE, INC.


                                        By:/S/LENNERT J. LEADER
                                          Lennert J. Leader
                                          Senior Vice President and Chief
                                          Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures          Title                                     Date

*                   Chairman of the Board, President,         January 14, 1998
Stephen M. Case     Chief Executive Officer and Director
                    (principal executive officer)

*                   Senior Vice President and Chief           January 14, 1998
Lennert J. Leader   Financial Officer (principal
                    financial and accounting officer)

*                   President & Chief Executive Officer,      January 14, 1998
Robert W. Pittman   AOL Networks, and Director

*                   Director                                  January 14, 1998
Frank J. Caufield

*                   Director                                  January 14, 1998
Robert J. Frankenberg

*                   Director                                  January 14, 1998
Alexander M. Haig, Jr.

*                   Director                                  January 14, 1998
William N. Melton

*                   Director                                  January 14, 1998
Thomas Middelhoff

*                   Director                                  January 14, 1998
Daniel F. Akerson


/S/LENNERT J. LEADER
*By Lennert J. Leader, Attorney-in-Fact